UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 27, 2021

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact Name of Registrant as Specified in its Charter)

Not Applicable	033-80655	06-1436334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of Principal Executive Offices)	(Zip Code)

(860) 862-8000

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	Indicate by check None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2021, the Mohegan Tribal Gaming Authority d/b/a Mohegan Gaming & Entertainment (the “Company”) announced that Ray Pineault has been appointed to serve as the Company’s permanent President and Chief Executive Officer, effective on such date. At that time, the Company disclosed that in connection with his appointment as permanent President and Chief Executive Officer, Mr. Pineault’s annual base salary was increased from $775,000 to $1,000,000, and that any additional changes to Mr. Pineault’s compensation arrangements in connection with his appointment would be disclosed when made.

On October 20, 2021, the Company and Mr. Pineault entered into an employment agreement, effective as of May 27, 2021. The agreement provides for a base annual salary of $1,000,000, subject to annual increases, and Mr. Pineault will be entitled to participate in the Company’s incentive compensation program, payable at the discretion of the Management Board of the Company, provided that for the Company’s 2021 fiscal year, Mr. Pineault will remain eligible for incentive compensation payable under his prior employment agreement with the Company. In accordance with Mr. Pineault’s prior employment agreement, the new agreement has no specified term. The agreement provides that if Mr. Pineault is terminated for cause, as defined under his agreement, or if Mr. Pineault voluntarily terminates his employment, he will not be entitled to any further compensation from and after the termination date. If Mr. Pineault is terminated other than for cause, he will be entitled, among other things, to receive his base annual salary from the termination date through 12 months from the termination date.

The foregoing description of Mr. Pineault’s employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

10.1	Employment Agreement, dated as of October 20, 2021, and effective as of May 27, 2021, by and between the Mohegan Tribal Gaming Authority and Raymond Pineault.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2021	MOHEGAN TRIBAL GAMING AUTHORITY D/B/A MOHEGAN GAMING & ENTERTAINMENT

	By:	/s/ Ralph James Gessner Jr.
	Name:	Ralph James Gessner Jr.
	Title:	Chairman, Management Board